EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

As independent registered public accountants, we hereby consent to the incorporation of our report, dated December 6, 2006, with respect to the consolidated balance sheets of Tech/Ops Sevcon, Inc. as of September 30, 2006 and 2005, and the related consolidated statements of income, comprehensive income, stockholders’ investment and cash flows for each of the two year periods ended September 30, 2006, included in this Form 10-K, into the Company’s previously filed Registration Statements on Form S-8 (File No. 33-42960, File No. 333-02113, File No. 333-61229, and File No. 333-104785).

/s/ Vitale Caturano & Company, Ltd.

Boston, Massachusetts
December 26, 2006

Consent of Independent Registered Public Accounting Firm

We have issued our report dated December 3, 2004, accompanying the consolidated financial statements and schedule in the Annual Report of Tech/Ops Sevcon, Inc. on Form 10-K for the year ended September 30, 2006. We hereby consent to the incorporation by reference of said report in the Registration Statements of Tech/Ops Sevcon, Inc. on Forms S-8 (File No. 33-42960 effective May 19, 2004, File No. 333-02113 effective April 24, 2003, File No. 333-61229 effective August 11, 1998, and File No. 333-104785 effective April 1, 1996).

/s/ Grant Thornton LLP

Boston, Massachusetts
December 26, 2006